Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended June 30, 2014

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$1,663,682
Unrealized Gain (Loss) on Market Value of Futures	(211,529)
Dividend Income	535
Interest Income	286
ETF Transaction Fees	350
Total Income (Loss)	$1,453,324

Expenses
General Partner Management Fees	$21,739
Professional Fees	12,030
SEC & FINRA Registration Expense	3,818
Brokerage Commissions	2,323
Non-interested Directors' Fees and Expenses	561
NYMEX License Fee	544
Prepaid Insurance Expense	461
Total Expenses	41,476
Expense Waiver	(8,927)
Net Expenses	$32,549
Net Income (Loss)	$1,420,775

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 6/1/14	$45,720,636
Withdrawals (50,000 Shares)	(3,024,047)
Net Income (Loss)	1,420,775

Net Asset Value End of Month	$44,117,364
Net Asset Value Per Share (700,000 Shares)	$63.02

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2014 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612